UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2017

AMERICAN MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2103 CityWest Blvd, Bldg 4, Suite 800, Houston, TX 77042		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (346) 241-3545

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On December 14, 2017, American Midstream Partners, LP (the “Partnership”) and American Midstream Finance Corporation, a Delaware corporation and wholly owned subsidiary of the Partnership (the “Co-Issuer” and together with the Partnership, the “Issuers”), together with the Guarantors (as defined below) party thereto, entered into a Purchase Agreement (the “Purchase Agreement”) with Wells Fargo Securities, LLC, as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), to issue and sell $125 million in aggregate principal amount of the Issuers’ 8.500% senior notes due 2021 (the “Notes”) for resale in the United States to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Act”), and outside the United States to non-U.S. persons in compliance with Regulation S under the Act (the “Offering”). The Notes are an additional issue of the Partnership’s outstanding 8.500% Senior Notes due 2021, which were issued in an aggregate principal amount of $300 million on December 28, 2016.

The Purchase Agreement contains customary representations, warranties and covenants by the Issuers and the Guarantors and customary closing conditions. Under the terms of the Purchase Agreement, the Issuers and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities.

Affiliates of certain of the Initial Purchasers are agents and/or lenders under the Partnership’s revolving credit facility. The Partnership expects to use the net proceeds from the Offering to reduce borrowings under its revolving credit facility, and therefore, such affiliates of certain of the Initial Purchasers will receive a portion of such proceeds. Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, is the administrative agent, collateral agent, L/C Issuer and a lender under the Partnership’s revolving credit facility, and Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, is the syndication agent and a lender under the Partnership’s revolving credit facility. In addition, certain affiliates of Barclays Capital Inc., RBC Capital Markets, LLC, Citigroup Global Markets Inc., Natixis Securities Americas LLC and SunTrust Robinson Humphrey, Inc. are co-documentation agents and lenders under the Partnership’s revolving credit facility.

The description of the Purchase Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement. A copy of the Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

On December 19, 2017, in connection with the issuance of the Notes, the Partnership entered into a Registration Rights Agreement among the Issuers, the Guarantors and the Initial Purchasers party thereto. Under the Registration Rights Agreement, the Issuers and the Guarantors shall use their commercially reasonable best efforts to cause to be filed with the Securities and Exchange Commission a registration statement with respect to a registered exchange offer to exchange the Notes for new notes with terms substantially identical in all material respects with the Notes. The Issuers and the Guarantors will use their commercially reasonable best efforts to cause such exchange offer registration statement to become effective under the Act. In addition, the Issuers and the Guarantors will use their commercially reasonable best efforts to cause the exchange offer to be consummated not later than 360 days after December 28, 2016. Under some circumstances, in lieu of, or in addition to, a registered exchange offer, the Issuers and the Guarantors have agreed to file a shelf registration statement with respect to the Notes. The Issuers and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the Notes under the Registration Rights Agreement. The Partnership currently does not expect to complete the exchange offer by December 23, 2017 (360 days after December 28, 2016). Accordingly, the Partnership expects that the Issuers and the Guarantors will be required to pay additional interest on the Notes from December 23, 2017 until such exchange offer is completed. Additional interest accrues at 0.25% per annum for the first 90-day period following December 23, 2017 and by an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 1.00% per annum over the interest rate shown above, until the exchange offer is completed.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed with this Current Report as Exhibit 4.1 and is incorporated herein by reference.

Supplemental Indenture

On December 19, 2017, the Issuers, the Guarantors and Wells Fargo Bank, National Association, as trustee, entered into a third supplemental indenture (the “Third Supplemental Indenture”) to the Indenture (as defined below). Pursuant to the Third Supplemental Indenture, certain wholly owned subsidiaries of the Partnership were added as Guarantors under the Indenture.

The foregoing description of the Third Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Supplemental Indenture, which is filed with this Current Report as Exhibit 4.2 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 19, 2017, the Issuers issued $125,000,000 in aggregate principal amount of the Notes under an Indenture dated December 28, 2016 (as amended and supplemented, the “Indenture”), among the Issuers, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee, and certain of the terms of the Notes were established pursuant to an officers’ certificate dated as of December 19, 2017 (the “Officers’ Certificate”) in accordance with the Indenture. The Notes are an additional issue of the Partnership’s outstanding 8.500% Senior Notes due 2021, which were issued in an aggregate principal amount of $300 million on December 28, 2016. The Notes are general unsecured senior obligations of the Issuers. The Notes are jointly and severally guaranteed by certain of the Partnership’s existing direct and indirect wholly owned subsidiaries (other than the Co-Issuer) and certain of the Partnership’s future subsidiaries (the “Guarantors”). The Notes rank equal in right of payment with all existing and future senior indebtedness of the Issuers, and senior in right of payment to any future subordinated indebtedness of the Issuers.

Interest and Maturity

The Notes will mature on December 15, 2021 and interest on the Notes will accrue from December 15, 2017. Interest on the Notes is payable in cash semi-annually in arrears on each June 15 and December 15, commencing June 15, 2018. Interest will be payable to holders of record on the June 1 and December 1 immediately preceding the related interest payment date, and will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Optional Redemption

At any time prior to December 15, 2018, the Issuers may on one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture, upon not less than 30 or more than 60 days’ notice, at a redemption price of 108.50% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), in an amount not greater than the net cash proceeds of one or more equity offerings by the Partnership, provided that:

•	at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Partnership and its subsidiaries); and

•	the redemption occurs within 180 days of the date of the closing of each such equity offering.

Prior to December 15, 2018, the Issuers may redeem all or part of the Notes, upon not less than 30 or more than 60 days’ notice, at a redemption price equal to the sum of:

•	the principal amount thereof, plus

•	the Make Whole Premium (as defined in the Indenture) at the redemption date, plus

•	accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

On and after December 15, 2018, the Issuers may redeem all or a part of the Notes, upon not less than 30 or more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

YEAR	PERCENTAGE
2018	104.250%
2019	102.125%
2020 and thereafter	100.000%

Change of Control

If a Change of Control (as defined in the Indenture) occurs, each holder of Notes may require the Partnership to repurchase all or a portion of that holder’s Notes for cash at a price equal to 101% of the aggregate principal amount of the Notes repurchased, plus any accrued but unpaid interest on the notes repurchased, to the date of settlement (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the settlement date).

Certain Covenants

The Indenture restricts the Partnership’s ability and the ability of certain of its subsidiaries to, among other things: (i) incur, assume or guarantee additional indebtedness, issue any disqualified stock or issue preferred units, (ii) create liens to secure indebtedness, (iii) pay distributions on equity securities, redeem or repurchase equity securities or redeem or repurchase subordinated securities, (iv) make investments, (v) restrict distributions, loans or other asset transfers from restricted subsidiaries, (vi) consolidate with or merge with or into, or sell substantially all of its properties to, another person, (vii) sell or otherwise dispose of assets, including equity interests in subsidiaries, (viii) enter into transactions with affiliates, (ix) engage in certain business activities and (x) enter into sale and leaseback transactions. These covenants are subject to a number of important exceptions and qualifications. If at any time the Notes are rated investment grade by either Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services and no Default or Event of Default (as each are defined in the Indenture) has occurred and is continuing, many of such covenants will terminate and the Partnership and its subsidiaries will cease to be subject to such covenants.

Events of Default

Upon a continuing event of default, the trustee or the holders of 25% of the principal amount of the Notes may declare the Notes immediately due and payable, except that a default resulting from a bankruptcy or insolvency with respect to the Partnership or any restricted subsidiary of the Partnership that is a significant subsidiary or any group of its restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary of the Partnership, will automatically cause all Notes to become due and payable. Each of the following constitutes an event of default under the Indenture:

•	default for 30 days in the payment when due of interest on the Notes;

•	default in payment when due of the principal of, or premium, if any, on the Notes;

•	failure by the Partnership to comply with the covenant relating to consolidations, mergers or transfers of all or substantially all of the Partnership’s assets or failure by the Partnership to purchase notes when required pursuant to the asset sale or change of control provisions of the Indenture;

•	failure by the Partnership for 180 days after notice to comply with its reporting obligations under the Indenture;

•	failure by the Partnership for 60 days after notice to comply with any of the other agreements in the Indenture;

•	default under any mortgage, indenture or instrument governing any indebtedness for money borrowed or guaranteed by the Partnership or any of its restricted subsidiaries, if such default: (i) is caused by a failure to pay principal, interest or premium, if any, on said indebtedness within any applicable grace period; or (ii) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of the indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or acceleration of maturity, aggregates $25.0 million or more, subject to a cure provision;

•	failure by the Partnership or any of its restricted subsidiaries to pay final non-appealeable judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

•	any guarantee is held in any judicial proceeding to be unenforceable or invalid, or ceases for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, denies or disaffirms its obligations under its guarantee; and

•	certain events of bankruptcy or insolvency described in the Indenture with respect to the Partnership, or any of the Partnership’s restricted subsidiaries that is a significant subsidiary or any group of its restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary of the Partnership.

The foregoing descriptions of the Indenture and the Officers’ Certificate do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture and the Officers’ Certificate, which are filed with this Current Report as Exhibits 4.3 and 4.4 and are incorporated herein by reference.

Item 8.01 Other Events.

On December 14, 2017, the Issuers issued a press release announcing the pricing of the Offering. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number	Description

4.1	Registration Rights Agreement, dated as of December 19, 2017, among American Midstream Partners, LP, American Midstream Finance Corporation, the Guarantors named therein and the Initial Purchasers named therein, relating to the Notes.

4.2	Third Supplemental Indenture, dated as of December 19, 2017, by and among American Midstream Partners, LP, American Midstream Finance Corporation, the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.3	Indenture, dated as of December 28, 2016, among American Midstream Partners, LP, American Midstream Finance Corporation, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.1 to the Current Report on Form 8-K (Commission File No. 001-35257) filed on January 4, 2017).

4.4	Officers’ Certificate of American Midstream Partners, LP and American Midstream Finance Corporation, as Issuers, dated December 19, 2017.

10.1	Purchase Agreement, dated as of December 14, 2017, by and among American Midstream Partners, LP and American Midstream Finance Corporation, as Issuers, Wells Fargo Securities, LLC, as representative of the several initial purchasers named therein, and the Guarantors named therein.

99.1	Press Release issued by American Midstream Partners, LP dated December 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Midstream Partners, LP

	By:	American Midstream GP, LLC,
its General Partner

Date: December 19, 2017	By:	/s/ Eric Kalamaras
	Name:	Eric Kalamaras
	Title:	Senior Vice President and Chief Financial Officer